Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to that certain Amended and Restated Employment Agreement, dated May 12, 2011 (the “Agreement”), is entered into this 29th day of November, 2011 (“Effective Date”), by and between Local.com Corporation, a Delaware corporation with a principal address of 7555 Irvine Center Drive, Irvine, CA 92618 USA (“Local.com”) and Michael Sawtell (“Employee” and together with Local.com, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which Local.com employed Employee on the terms and conditions set forth in the Agreement;

WHEREAS, as part of Employee’s compensation pursuant to Section 3.2(a) of the Agreement, Employee is eligible to receive certain bonuses based on Employee’s performance and the financial results of Local.com’s Rovion division (collectively the “Retention Bonuses”);

WHEREAS, the Parties wish to change the terms and conditions of the Retention Bonuses to remove the Employee performance and Rovion financial results criteria and correspondingly reduce the Retention Bonuses amounts;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1. Amendment to Agreement.

The Parties to this Amendment do hereby agree that the Agreement shall be amended to delete Section 3.2(a) in its entirety and replace it with the following as of the Effective Date:

“(a) During each year during the Term, the Employee shall be eligible to receive, in addition to his Annual Salary, a bonus (the “Retention Bonus”) for so long as Employee is employed by Company, payable in accordance with the following schedule:

(i)	$60,000 earned and payable as of the Effective Date;

(ii)	$21,562.50 payable nine (9) months from the Date of this Agreement;

(iii)	$21,562.50 payable twelve (12) months from the Date of this Agreement;

(iv)	$21,562.50 payable fifteen (15) months from the Date of this Agreement;

(v)	$21,562.50 payable eighteen (18) months from the Date of this Agreement;

(vi)	$21,562.50 payable twenty-one (21) months from the Date of this Agreement; and

(vii)	$64,687.50 payable twenty-four (24) months from the Date of this Agreement.”

Section 2. Capitalized Terms.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Section 3. Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Agreement. All other terms and conditions set forth in the Agreement, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4. Complete Agreement.

This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement. No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5. Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Local.com Corporation		Michael Sawtell

By:	/s/ Heath Clarke	By:	/s/ Michael A. Sawtell

Name:	Heath Clarke	Name:	Michael A. Sawtell
	(Print)		(Print)

Title: CFO

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